UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2021 (July 21, 2021)
Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers.

On July 21, 2021, David D. Smith, the Chief Financial Officer of Koss Corporation (“Koss” or the “Company”), informed the Company that he plans to retire effective February 28, 2022. Mr. Smith expects to continue to be employed by Koss through February 28, 2022 to continue in his current role and to support and assist with the transition of his responsibilities to his successor. Mr. Smith has served as the Company’s Chief Financial Officer since January 2010. Mr. Smith’s decision to retire is not due to any disagreement concerning the Company’s financial statements, policies or practices.

"We were fortunate to retain Dave for the last several years knowing he has had a developing interest in retiring," Michael J. Koss, Chairman and CEO said today.  "Dave is a terrific part of the team.  We'll miss him when he retires next year."

The Company is currently in the process of succession planning to succeed Mr. Smith as the Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	July 27, 2021	KOSS CORPORATION

		By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President